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                                                                    EXHIBIT 99.2


                                   CD&L, INC.

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        SUBSCRIPTION RIGHTS CERTIFICATES

         This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus
dated           , 2004 (the "Prospectus") of CD&L, Inc., a Delaware corporation
(the "Company"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the subscription agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City
time, on           , 2004, unless such time is extended by the Company as
described in the Prospectus (as it may be extended, the "Expiration Time"). Such form must be delivered by hand or sent by first class mail, overnight courier or facsimile transmission to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See "The Rights Offering--Guaranteed Delivery Procedures" in the Prospectus.

         Payment of the Subscription Price of $1.016 per share for each share of the Company's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Time even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering--Procedure to Exercise Subscription Rights" in the Prospectus.

                           The Subscription Agent is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                  By mail, by hand or by overnight courier to:

                    American Stock Transfer & Trust Company
                         Attention: Subscription Agent
                          59 Maiden Lane, Plaza Level
                            New York, New York 10038
                           Facsimile: (718) 234-5001
                Telephone Number for Information: (800) 937-5449
               Telephone Number for Confirmation: (800) 937-5449

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

         For additional information or for additional copies of this Notice of Guaranteed Delivery or the other offering documents, please contact:

                               Russell J. Reardon
                   Vice President and Chief Financial Officer
                                   CD&L, Inc.
                                80 Wesley Street
                       South Hackensack, New Jersey 07606
                              Phone: 201-487-7740

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Ladies and Gentlemen:

         The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing ___________________________________ Rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for _________________________________ share(s) of Common Stock with respect to the Rights represented by such Rights Certificate(s) and (ii) the Oversubscription Privilege relating to such Rights to subscribe for _________________________________________share(s) of Common Stock.

         The undersigned understands that payment of the Subscription Price of $1.016 per share of Common Stock for each share of Common Stock subscribed for under the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $______________, either (check appropriate box):

|_|      is being delivered to the Subscription Agent herewith; or

|_| has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete related information):

         |_|      Wire transfer of funds.
         Name of transferor institution:
                                         ---------------------------------------
         Date of transfer:
                           -----------------------------------------------------
         Confirmation number (if available):
                                             -----------------------------------

         |_|      Uncertified check.
         Name of maker:
                        --------------------------------------------------------
         Date of check:
                        --------------------------------------------------------
         Check number:
                       ---------------------------------------------------------
         Bank on which check is drawn:
                                       -----------------------------------------

         |_|      Certified check.
         Name of maker:
                        --------------------------------------------------------
         Date of check:
                        --------------------------------------------------------
         Check number:
                       ---------------------------------------------------------
         Bank on which check is drawn:
                                       -----------------------------------------

         |_|      Cashier's check or bank draft.
         Name of maker:
                        --------------------------------------------------------
         Date of check:
                        --------------------------------------------------------
         Check number:
                       ---------------------------------------------------------
         Bank on which check is drawn:
                                       -----------------------------------------

         |_|      U.S. Postal money order.
         Name of maker:
                        --------------------------------------------------------
         Date of money order:
                              --------------------------------------------------
         Money order number:
                             ---------------------------------------------------
         Issuer of money order:
                                ------------------------------------------------

Signature(s):
               -----------------------------------------------------------------
Name(s):
          ----------------------------------------------------------------------
Address:
          ----------------------------------------------------------------------
Area Code and Tel. No(s).:
                            ----------------------------------------------------

Rights Certificate No(s). (if available):
                                           -------------------------------------


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                             GUARANTEE OF DELIVERY
    (Not To Be Used For Subscription Rights Certificate Signature Guarantee)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) American Stock Exchange trading days after the date hereof.

Name of Firm:_______________________       _____________________________________
                                           Authorized Signature

Address:  __________________________       Name:  ______________________________

____________________________________       Title:  _____________________________

Telephone Number:  _________________       Date:  ______________________________

         The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.